UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2005

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	1-6615 (Commission File Number)	95-2594729 (IRS Employer Identification No.)

7800 Woodley Avenue, Van Nuys, California (Address of Principal Executive Offices)	91406 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 781-4973

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed on a Current Report on Form 8-K, on November 1, 2004, Mr. Steven J. Borick, was appointed President and Chief Executive Officer of Superior Industries International, Inc. (the “Company”), effective January 1, 2005. At the time of such filing, the terms of an employment agreement with Mr. Borick were not determined. On April 12, 2005, the Company and Mr. Borick entered into an Executive Employment Agreement (the “Agreement”), which is effective as of January 1, 2005. The Agreement provides for a five year term, a minimum annual base compensation of $750,000, equity compensation commencing March 1, 2006 in the form of an annual stock option grants at fair market value of 120,000 shares per year, an automobile allowance, life insurance and other customary employee benefits. Upon an early termination of the Agreement by the Company without cause, Mr. Borick will receive one year’s base compensation in the form of twelve monthly payments. Upon Mr. Borick’s termination of employment due to a “change in control”, as defined in the Agreement, Mr. Borick shall receive three years base compensation in the form of thirty-six monthly payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Registrant)

Date: April 14, 2005

/s/ R. Jeffrey Ornstein

R. Jeffrey Ornstein Vice President and Chief Financial Officer